Exhibit 99.(h)(4)

1 BaillieGiffordFunds February 16, 2023 ____________________________________________________________________________________ Account Application Form – Class K SUBSCRIPTION FOR SHARES OF BENEFICIAL INTEREST Fund Name Fund Number Investment Amount (US$) Baillie Gifford International Alpha Fund 601 Baillie Gifford International Growth Fund 603 Baillie Gifford EAFE Plus All Cap Fund 604 Baillie Gifford Developed EAFE All Cap Fund 605 Baillie Gifford Emerging Markets Equities Fund 606 Baillie Gifford Global Alpha Equities Fund 608 Baillie Gifford Long Term Global Growth Fund 609 Baillie Gifford U.S. Equity Growth Fund 610 BaillieGifford International Concentrated GrowthEquitiesFund 613 Baillie Gifford Positive Change Equities Fund 614 Baillie Gifford Multi Asset Fund 615 Baillie Gifford International Smaller Companies Fund 616 Baillie Gifford China A Shares Growth Fund 617 Baillie Gifford U.S. Discovery Fund 619 Baillie Gifford China Equities Fund 620 Baillie Gifford Health Innovation Equities Fund 621 Baillie Gifford Emerging Markets ex China Fund 622 Total Investment Amount: US$ SUBSCRIBER CONTACT INFORMATION Registration and Address (Six lines are available for Registration and Address with a limit of thirty five characters per line.) Registration Name Registration Address Line 1 Registration Address Line 2 Registration Address Line 3 Registration Address Line 4 Registration Address Line 5 Registration Address Line 6 Email Address Fax Number Telephone Number Tax ID Jurisdiction of Organization Location of Principle Office Date of Origination (MM/DD/YYYY) Ticker (if applicable)

Baillie Gifford Funds Account Application Form - Class K February 16, 2023 2 Upon completion of this Form, SUBSCRIBER should send this Form, together with a completed W-9 Form and authorized signatory list by email or courier to: BNY Mellon Asset Servicing Baillie Gifford Funds, Attention: P.O. Box 534474, 500 Ross Street, 154-0520 Pittsburgh, PA 15262 E-mail: BGUSNewAcctSetUp@bnymellon.com SHAREHOLDER BANK INFORMATION (Wire instructions) Receiving Bank Information ABA Number/Swift Code (Swift Codes are only 8 or 11 Characters) Bank Name Bank City and State Beneficiary Information Recipient Bank Account Number Recipient Bank Account Name Recipient Street Address * Recipient City, State and/or Country * Recipient Additional Wire Information (if needed) Further Credit Information (If needed) Further Credit Bank Account Number Further Credit Bank Account Name *Further Credit Bank Street Address *Further Credit Bank City, State and/or Country Further Credit Additional Wire Instruction (if needed) *Full Address is required of the final destination holder; either Recipient Bank Account or Further Credit Account. TheTrust will keep these bank details onrecord and unless notified otherwise send allfuture redemption amounts to this account. If you have additional bank accounts please provide these separately.

Baillie Gifford Funds Account Application Form - Class K February 16, 2023 3 AUTHORIZED SIGNATORY INFORMATION Please also provide a separate authorized signatory list with your application, the space below is an opportunity to provide contact information for your authorized signatories if we ever need to contact them in relation to account transactions. Authorized Signatory (1) Name of Authorized Signatory/Job Title Physical Location Address (Number and Street, City, State and Zip Code) Telephone Email Address Authorized Signatory (2) Name of Authorized Signatory/Job Title Physical Location Address (Number and Street, City, State and Zip Code) Telephone Email Address Authorized Signatory (3) Name of Authorized Signatory/Job Title Physical Location Address (Number and Street, City, State and Zip Code) Telephone Email Address Authorized Signatory (4) Name of Authorized Signatory/Job Title Physical Location Address (Number and Street, City, State and Zip Code) Telephone Email Address Authorized Signatory (5) Name of Authorized Signatory/Job Title Physical Location Address (Number and Street, City, State and Zip Code) Telephone Email Address If you have additional Authorized Signatory names please provide these separately.

Baillie Gifford Funds Account Application Form - Class K February 16, 2023 4 ONLINE ACCESS (Access to review account balances and statements online.) Subscriber confirms that it wants to receive electronic access from Bank of New York Mellon. IfSubscriber selects 'Yes' please complete the online access details below. At account opening you will be sent login instructions. Please note that group email addresses can not be accepted, the users must be individuals. Yes ____ No ____ Online User 1 First Name Last Name Telephone Email Address Online User 2 First Name Last Name Telephone Email Address Online User 3 First Name Last Name Telephone Email Address Online User 4 First Name Last Name Telephone Email Address Do you want to link another BNYM Transfer Agent account to this online access? Yes ____ No ____ If you select 'Yes' please provide the account number.

Baillie Gifford Funds Account Application Form - Class K February 16, 2023 5 DUPLICATE STATEMENTS FOR INTERESTED PARTIES If you wish otherindividuals receive a copy of youraccount statements, viamail only, please listtheir name, contact number and full address below. Please notethat individuals listed below are not authorized to transact on the represented account. Duplicate Statement(1) Contact Name Telephone Full Address Duplicate Statement (2) Contact Name Telephone Full Address Duplicate Statement (3) Contact Name Telephone Full Address WELCOME PACKAGE Upon account opening the welcome pack will be sent to Subscriber detailed in thisForm. If you would like anybody else to receive this pack please list their name, contact number and email address below: Additional Welcome Package Information (1) Contact Name Telephone Email Address Additional Welcome Package Information (2) Contact Name Telephone Email Address Additional Welcome Package Information (3) Contact Name Telephone Email Address Additional Welcome Package Information (4) Contact Name Telephone Email Address Additional Welcome Package Information (5) Contact Name Telephone Email Address If you have additional names please provide these separately.

Baillie Gifford Funds Account Application Form - Class K February 16, 2023 6 CERTIFICATION OF BENEFICIAL OWNERS Any missing information may delay the account from being opened. The following types of shareholders are not required to complete this section: 1. USregistered mutual funds, collective trust funds, investment companies and other pooled investment vehicles 2. Employer sponsored retirement plans 3. Insurance companies 4. Local, city and state governmental institutions 5. Companies listed on the New York or NASDAQ stock exchanges 6. Trusts 7. Natural persons All other types of shareholders should complete the section below: Certification Regarding Beneficial Owners of Legal Entity Customers TohelptheUSgovernment fight financial crime, Federalregulation requires certainfinancial institutions to obtain, verify and record information about the beneficial owners of legal entity shareholders. What information do I have to provide? Please provide the name, address, date of birth and Social Security number (or passport number or other similar information, in the case of Non-U.S. Persons) for the following individuals (i.e., the beneficial owners): (i) Eachindividual, if any, who owns, directly orindirectly, 25% or more of the equity interests of the shareholder (e.g.,each natural person that owns 25% or more of the shares of a corporation); and (ii) Anindividual withsignificant responsibilityformanaging theshareholder(e.g., a ChiefExecutiveOfficer, ChiefFinancial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, orTreasurer). Persons opening an account on behalf of a legal entity must provide the following information: a. Name and Title of Natural Person Opening Account b. Name, Type, and Address ofShareholder c. The following information for each individual, if any, who, directly orindirectly, through any contract, arrangement, understanding,relationship orotherwise, owns 25% or more of theequity interests of thelegal entity listed above: Name/Title Date of Birth Address (Residential or Business Street Address) For US Persons: Social Security Number For Non-US Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number (If no individual meets this definition, please write 'Not Applicable '.)

Baillie Gifford Funds Account Application Form - Class K February 16, 2023 7 d. The following information for 1 individual with significant responsibility for managing the shareholder listed above, such as: — Anexecutiveofficeror seniormanager(e.g., ChiefExecutiveOfficer, ChiefFinancialOfficer,ChiefOperatingOfficer, Managing Member, General Partner, President, Vice President, Treasurer;) or — Any other individual who regularly performs similar functions. (If appropriate, an individual listed under section (c) above may also be listed in this section (d)). Name/Title Date of Birth Address (Residential or Business Street Address) For US Persons: Social Security Number For Non-US Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number I, (name of natural person opening account), hereby certify, to the best of my knowledge, that the information provided above is complete and correct. Signature Date Legal Entity Identifier (optional) INVESTMENT COMPANIES Section 12(d)(1)(B) of the Investment Company Act of 1940, as amended (the '1940 Act') contains limits on the extent to which shares in a registered open-ended investment company (the 'acquired company') can be knowingly sold to any other investment company (the 'acquiring company'), or to any company controlled by the acquiring company. Please provide the following information: 1. Is Subscriber (or any third party for the benefit of whom Subscriber is making the subscription) an investment company (as defined in the 1940 Act)? Yes ____ No ____ 2. Would Subscriber (or any third party for the benefit of whom Subscriber is making the subscription) be an investment company but for the exclusions from the definition of 'investment company' provided under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act? Yes ____ No ____ 3. Is Subscriber (or any third party for the benefit of whom Subscriber is making the subscription) controlled by aninvestment company (for these purposes, any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed tocontrol such company)? Yes ____ No ____ If yes is selected, please name the investment company that controls Subscriber. If you have responded 'yes' to any of the above three questions, please contact northamericanvehiclesteam@bailliegifford.com before completing this Form.

Baillie Gifford Funds Account Application Form - Class K February 16, 2023 8 SUBSCRIBER HEREBY AGREES AS FOLLOWS: 1. SUBSCRIBER hereby subscribes for K Classsharesof beneficial interest in one or more series (each a 'Fund') of Baillie Gifford Funds (the 'Trust') and in the dollar amount(s) set forth onpage 1. Upon completion of this Form,SUBSCRIBER shouldsendthisForm,together witha completed W-9 Form and authorized signatory list by email or courier to: BNY Mellon Asset Servicing Baillie Gifford Funds, Attention: P.O. Box 534474 500 Ross Street, 154-0520, Pittsburgh, PA 15262 E-mail: BGUSNewAcctSetUp@bnymellon.com After the Trust has reviewed this completed Form, SUBSCRIBER will receive notice of the acceptance or non-acceptance of the subscription. If the subscription isaccepted bytheTrust,SUBSCRIBER agrees to send a purchase instruction and wire immediately available funds in the amounts indicated on page 1 of this Form to the following account: Investment Details (incoming wires) ABA: 011001234 Bank Name: Bank of New York Mellon DDA: 0000741698 DDAName: BNY Mellon Invstmt Servicing asAgent for Baillie Gifford US Consolidated Further Credit (need to be included in the wire) 1. The name of the fund orfund number indicated on the form 2. Your account number, as provided by Bank of New York Mellon 2. SUBSCRIBER agrees that, unless the Trust is otherwise specifically notified, thisForm will be treated as dictating the terms of a subscription for shares of beneficial interest in the indicatedFunds (the'Shares') to become effectivefollowing the satisfaction of all of the conditions specified inSection 3 of this Form, unless otherwise agreed by theTrust. 3. SUBSCRIBER understands and agrees that this subscription for the Shares is ineffective and that SUBSCRIBER will not become a shareholder of the Trust until(i)SUBSCRIBER completes allapplicable information requested in this Form, (ii) SUBSCRIBER executes this Form and delivers it to the Trust or its agent in accordance withthe procedures set out herein, (iii)theTrust accepts the Form, which acceptance may be withheld in theTrust's sole discretion, and(iv)SUBSCRIBER hasreturneda completed purchase instruction and the Trust has confirmed that the subscription amount has been received in the account listed in Section 1 above. 4. SUBSCRIBER represents and warrants to the Trust that SUBSCRIBER has reviewed a copy of the Prospectus relevant to the Fund theSUBSCRIBER is investing in dated August 28, 2021 for Baillie Gifford Multi Asset Fund or April 29, 2022 for the other listed Funds, as supplemented or revised from time to time (the 'Prospectus'), relating to the offer for sale by theTrust of the Shares and has had an opportunity to review the relevant Statement of Additional Information dated August 28, 2021 for Baillie Gifford Multi Asset Fund or April 29, 2022 for the other listed Funds, as supplemented or revised from time to time (the 'SAI'). SUBSCRIBER further acknowledges that no person is authorized to give any information or to make any representation which is contrary to the information contained in the relevant Prospectus or the relevant SAI and that, if given or made, any such contrary information or representation may not be relied upon as having been authorized. 5. Distributions will be automatically reinvested in Fund shares unless SUBSCRIBER will submit a request for a cash payment with at least ten days' prior notice, before the record date for distribution, to the transfer agent. 6. Only for applicable accounts. Baillie Gifford Funds are responsible for tracking and reporting to the IRS your realized gainsand losses on shares redeemed. Baillie Gifford Funds' default tax lot identification method is Average Cost.If youdo not want Average Cost youmay change to another methodbelow. Note: IRS regulations do not permit the change of the method on a settled trade, therefore any method of tax lot identificationmust be chosen ahead of the trade being placed. I, the SUBSCRIBER, choose a method other than Average Cost, as follows: ____ FIFO (First In, First Out) ____ HIFO (Highest In, First Out) ____ LIFO (Last In, First Out) ____ LOFO (Lowest Cost, First Out) ____ HILT (Highest Cost Long Term, First Out) ____ HIST (Highest Cost Short Term, First Out) ____ LILT (Lowest Cost Long Term, First Out) ____ LIST (Lowest Cost Short Term, First Out) ____ Specific Identification - The SUBSCRIBER will identify the type of cost basis at the time of each redemption If the Specific Identification option is selected above, notification of the desired cost basis for each redemption should be provided alongside your redemption request to BMI.InstInquiry@bnymellon.com If you wish to change your tax lot identification method in future, a request should be sent in writing to BMI.InstInquiry@bnymellon.com If no option is selected above, your account will use the Fund's default ofAverage Cost. If youareunsure of which tracking method is right for your tax situation, please consult a taxadvisor. 7. SUBSCRIBER represents thatitisacquiringtheShares subscribed for by this Form for its own account for investment only and not with a view to any resale or distribution. 8. SUBSCRIBER represents that itisanInstitutionalAccount as defined by FINRA Rule 4512(c). 1 YES ____ NO ____

Baillie Gifford Funds Account Application Form - Class K February 16, 2023 9. SUBSCRIBER confirms it is (a) capable of evaluating investment risks independently, both in general and with regardto transactions andinvestment strategies involving securities; and(b)willexercise independent judgment and consult its own advisers to consider any recommendation to invest in theFund(s). ____ YES ____ NO 10. SUBSCRIBER represents that it meets the eligibility criteria as set out in the relevant Prospectus for the share class SUBSCRIBER ispurchasing. 11. SUBSCRIBER represents that it is not, and it is not opening an account with the Trust for, a 'foreign financial institution' as defined in 31 C.F.R. Sec 103.175(h)(generally, (a) a foreign bank; (b) any branch or office located outside the United States of any broker or dealer, futures commission merchant or mutual fund; (c) any other person organized under foreign law that, if it were located in the United States, would be a broker or dealer, futures commission merchant or mutual fund; and (d) any person organized under foreign law that is engaged in the business as a currency dealer or exchanger or money transmitter). 12. SUBSCRIBER confirms that for purposes of the Volcker Rule, as defined in 12 CFR 248.2(c), the SUBSCRIBER: ____ is a 'banking entity' ____ is NOT a 'banking entity' 13. SUBSCRIBER agrees to promptly notify the Trust of any development that causes any of the representations made or information supplied in thisForm to be untrue at any time. 14. SUBSCRIBER understands thattheSharesarenotpublicly traded and that there will beno public market fortheShares. 15. SUBSCRIBER agrees to transfer alloranypartofitsShares only in compliance with all applicable conditions and restrictions contained in this Form, the relevant Prospectus, the relevant SAI, and any applicable state securities laws. 16. SUBSCRIBER hereby agrees to supply theTrust with a fully and accurately completed U.S. Internal Revenue Service Form W-9 ; or,Such Forms when delivered will be fully and accurately completed. SUBSCRIBER hereby acknowledges that such Forms and any related information may be provided to the U.S. Internal Revenue Service (or other tax authority) or any third party service providers or other agents of the Trust. 17.SUBSCRIBER hereby agrees to provide the Trust and/or its service providers with other information and documents that will allow the Trust to verify the identity of SUBSCRIBER. SUBSCRIBER understands that if such information is not provided, the Trust may not be able to open an account for SUBSCRIBER. SUBSCRIBER understands that if the Trust is unable to verify SUBSCRIBER's identity or believes the account is being used for fraudulent or illegalpurposes, the Trust reserves the right to close the account and to 1 The term 'Institutional Account ' means the account of: (1) a bank, savings and loan association, insurance company or registered investment company;(2) an investment adviser registered either with the SECunder Section 203 of the Investment Advisers Act or with a state securities commission(or any agencyor office performing likefunctions); or (3) any other person (whether a natural person, corporation, partnership, trust or otherwise)with total assets of at least $50 million as of the date hereof (whether such assets are invested for such person's own account or under management for the account of others). redeem Shares and to take such other steps as the Trust deems reasonable. SUBSCRIBER further understands that the Trust or its service providers may release confidential information about SUBSCRIBER to proper authorities if the Trust or its service providers, in their sole discretion, determine that it is in the best interests of the Trust in light of applicable laws or regulations concerning money laundering and similar activities. 18. SUBSCRIBER hereby agrees that (i) any information providedorotherwisemadeavailable toSUBSCRIBER regarding portfolio holdings of the Trust is the confidential property of theTrust and may not be traded upon; (ii) access to such information will be limited to SUBSCRIBER'S employees and agents who are subject to a duty to keep and treat such information as confidential; and (iii) upon written request from the Trust or BaillieGifford Overseas Limited, SUBSCRIBER shall promptly return or destroy such information. Notwithstanding any provision herein (orin the relevant Prospectus or relevant SAI) to the contrary, SUBSCRIBER may disclose confidential information of the Trust to any person or entity, or retain such information, to the extent required pursuant to: (i) any legal, judicial, or administrative proceedings, subpoena, summons, order, ruling or other legal or administrative processes; and/or (ii) applicable laws, rules, or regulations. 19. SUBSCRIBER consentstotheTrust,its representativesor agents, including its custodian, transmitting by electronic mail Fund related documents, including summary prospectuses, prospectus and supplements, annual and semi-annual reports and other periodic reports, proxy materials tax documents, periodic asset summaries, transaction confirmation and any such other reports , documents or materials. 20. This Form shall be governed by and construed under the laws of The Commonwealth of Massachusetts and is intended to takeeffect asaninstrument under sealand shall bebinding onSUBSCRIBER inaccordance with its terms. SUBSCRIBER By (signature): Print Name of the Subscriber (entity intended to be the registered owner of the shares) Print Title/Capacity of Person Signing Date of Signing Telephone E-mail Address CM1478667 USMutual Fund Application 0223